Supplement to
Prospectus Supplement dated May 29, 2007
(as supplemented by the Supplement to the Prospectus Supplement dated June 1, 2007)
(to Prospectus dated March 29, 2007)

                                  $274,865,070
                                  (Approximate)

                                IndyMac MBS, Inc.
                                    Depositor

                               [LOGO]IndymacBank
                          Sponsor, Seller and Servicer

                    IndyMac IMSC Mortgage Loan Trust 2007-F1
                                 Issuing Entity

               Mortgage Pass-Through Certificates, Series 2007-F1
                                 ______________

      This supplement amends the prospectus supplement dated May 29, 2007, as supplemented by the supplement to the prospectus supplement dated June 1, 2007 (together, the "Prospectus Supplement"), that has been issued with respect to the IndyMac IMSC Mortgage Loan Trust 2007-F1, Mortgage Pass-Through Certificates, Series 2007-F1 (the "Certificates"), as described below.

      The second table under "Description of the Certificates--Component Classes" on page S-62 of the Prospectus Supplement is deleted in its entirety and replaced with the following:

                                                      Initial Component Notional
                     Designation                        Amount (approximate)
                     -----------                      --------------------------
Class A-X-1 Component..............................           $3,823,544
Class A-X-2 Component..............................          $12,912,647

                                 ______________

                                  Credit Suisse

                                  June 11, 2007